CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE OF CLAIMS This Confidential Separation Agreement And Release of Claims and Exhibits hereto (“Separation Agreement”), by and between Axogen (the “Company”), and Eric Sandberg, an individual (“Employee”) (individually known as a “Party” and collectively known as the “Parties”), provides for the terms of the separation of Employee’s employment with the Company and the release by Employee of all actual or potential claims arising out of his employment, including the termination of his employment with the Company. WHEREAS the Employee’s employment with the Company will end no later than July 19, 2022 (the “Separation Date”) and the Company and the Employee are desirous of amicably ending the employment relationship and waive all claims that Employee has or claims to have against Axogen, including any and all issues and claims surrounding or involving Employee’s employment at and separation from employment with Axogen. WHEREAS the Company and Employee are Parties to The Amended and Restated Employment Agreement (the “Employment Agreement”) dated November 1, 2020; WHEREAS, Employee and the Company also entered into a Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement dated November 1, 2020 (the “Restrictive Covenant Agreement”); NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee, intending to be legally bound, hereby agree as follows: 1. Recitals. The above recitals are true and correct and adopted as if fully set forth herein. (a) Separation. Employee’s employment with the Company will end on July 19, 2022 (the “Separation Date”) unless otherwise agreed to by the Parties in writing. (b) Employee acknowledges that he will return all Company property by July 19, 2022, including, in good condition and without limitation, any company-issued equipment, any keys, credit cards, documents, papers, files, data, correspondence, memoranda, reports, manuals, notes, records, customer lists, marketing or sales goals or plans, furniture, computer hardware or software, and all electronic files. Employee additionally agrees to retain no copies, whether in hard copy or electronic format, of any Company documents, papers, either complete or partial, any files, data, correspondence (except related specifically to his employment), memoranda, reports, manuals, notes, records, customer lists, or marketing or sales goals or plans, confidential information, trade secrets or materials as defined in the Restrictive Covenant Agreement, in the Employee’s control or possession. (Exhibit A) 2. Separation Benefit. The Company agrees to provide Employee the Separation Benefit(s) as set forth below: DocuSign Envelope ID: 9FF7FF93-AEA5-487B-B45E-BF41D87B436C

2 (a) A lump sum payment in the amount Five Hundred Twenty-One Thousand Thirty- Nine 54/100 Dollars ($521,039.54) equivalent to (i) twelve (12) month’s base salary ($367,640.00) and (ii) the amount equal to 100 % of any bonuses or commissions paid to Employee during the year prior to Employee’s termination of employment ($153,399.54). (b) Employee’s participation in all Company-paid employee benefit plans will cease as of the Separation Date unless Employee elects to continue his group health insurance coverage pursuant to the federal Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). Employee and his dependents covered under the Company’s group health insurance plan will be provided with notice of COBRA rights and COBRA election forms. If Employee elects COBRA benefits after the Separation Date, the Company agrees to reimburse to Employee for twelve (12) months of COBRA premium payments or until such time as the Employee obtains new employment that provides reasonable and comparable health care coverage (including without limitation coverage of dependents), whichever period is shorter. Employee has the duty to immediately notify the Company, in writing, if Employee obtains new employment that provides reasonable and comparable health care coverage. If the Employee does not obtain new employment that provides reasonable and comparable healthcare coverage, after the initial twelve (12) month period, the Employee may elect to continue his COBRA coverage at his own expense. (c) Employee acknowledges and agrees that, except for accrued salary and accrued SPV time (160 hours; $28,280.00) owing through the Separation Date and the Separation Benefit described in this paragraph, he is not entitled to any other salary, compensation, benefits, bonuses or perquisites from the Company, except for any vested benefits that Employee has in any stock options (pension, retirement or other benefit plans) of the Company. The payments will be subject to usual and customary tax withholdings and deductions (i.e., federal, state, social security, and Medicare taxes). The Separation Benefit stated herein shall be paid in lump sum on the first payroll date no later than the latter of 60 days following the expiration of the Revocation Period or the return of Company property. Employee agrees he has made no claims of sexual discrimination or harassment and therefore neither party believes the Tax Cuts and Jobs Act of 2017 Section 162(q) is applicable to this release. Nevertheless, Employee agrees the Company has not made any representations to him regarding the legal tax consequences of any funds received pursuant to this Agreement. Employee agrees to pay any federal or state taxes remaining due which may be required to be paid with respect to this amount and agrees to indemnify and hold the Company harmless for any tax liability whatsoever. The benefits under this Agreement are intended to fall within the separation pay exception to Internal Revenue Code Section 409A as described in Treasury Regulation Section 1.409A-1(b)(9). To the extent that benefits under this Agreement are or become subject to Code Section 409A, the Agreement shall be interpreted and construed to the fullest extent allowed under Code Section 409A and the applicable regulations and other guidance thereunder to satisfy the requirements of an exception from the application of Code Section 409A or, alternatively, to DocuSign Envelope ID: 9FF7FF93-AEA5-487B-B45E-BF41D87B436C

3 comply with such Code Section and the applicable regulations and other guidance thereunder, and to avoid any additional tax thereunder. To the extent compliance with the requirements of Treasury Regulation Section 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Code Section 409A to payments due to Employee upon or following his separation from service, then notwithstanding any other provision of this Agreement, any such payments that are otherwise due within six (6) months following Employee’s separation from service will be deferred without interest and paid to Employee in a lump sum immediately following that six (6) month period. 3. Release of the Company. In exchange for the promises described in Paragraph 3 above, Employee, for himself, his heirs, relatives by blood and marriage, executors, beneficiaries, administrators, successors, assigns and trustees, hereby releases and discharges the Company, each of its affiliates, and the agents, representatives, directors, board members, employees, officers, successors, assigns and attorneys of either the Company or any of its affiliates (collectively, “Releasees”), and all persons acting by, through, under, or in concert with any of the Releasees, from any and all actions, causes of action, suits, debts, claims, liabilities and demands of any nature, at law or in equity, that he has ever had or now has, from the beginning of time to the Effective Date of this Separation Agreement, by reason of any matter, cause or thing, whether actual or potential, whether known or unknown, whether suspected or unsuspected, whether specifically mentioned in this Separation Agreement or not, that may exist or might be claimed to exist or that may in the future arise by reason of any association or relationship among the parties prior to the Effective Date. This discharge and release includes, without limitation, the following: - claims arising out of or relating to Employee’s employment relationship with the Company or the termination of that relationship and claims involving any actual, compensatory or punitive damages or continuing or future effects arising out of or resulting from any actions or practices that took place or arose before the Effective Date of this Separation Agreement; - claims arising from any alleged violation by the Company or any other of the Releasees of any federal, state or local statutes, regulations, ordinances or common laws, including the Fair Labor Standards Act, the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), Title VII of the Civil Rights Act of 1964, as amended, Section 1981 of the Civil Rights Act of 1866, The Rehabilitation Act of 1973, The Family Medical Leave Act (“FMLA”), the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended, The Health Insurance Portability and Accountability Act, The Occupational and Safety Health Act, The Equal Pay Act, The Uniformed Services Employment and Re-employment Act of 1994, Executive Orders 11246 and 11141, The Sarbanes-Oxley Corporate Reform Act of 2002, 15 U.S.C. 7201, et seq., any state law, including any claim or violation under the Florida Civil Rights Act of 1992, the Florida Private Whistleblower Act, the Florida Equal Pay Act, claims under Florida's Worker's Compensation Anti-Retaliation Provision, Florida's Wage Rate Provision, Florida Minimum Wage, Annual Wage Adjustment, Florida's Attorney's Fees Provision for Successful Litigations in Suits for Unpaid Wages, including all amendments thereto; and claims for attorneys’ fees, legal expenses or costs pursuant to any of these statutes or any other basis; - claims arising out of or related to an express or implied employment contract or a covenant of good faith and fair dealing; DocuSign Envelope ID: 9FF7FF93-AEA5-487B-B45E-BF41D87B436C

4 - tort claims, whether common law or statutory, federal or state; and - claims for wages, bonuses, benefits, salary continuation, severance pay, perquisites, monetary or equitable relief, or attorneys’ fees. Without waiving any prospective rights under the FMLA, Employee admits that Employee has received from the Company all rights and benefits, if any, potentially due to Employee pursuant to the FMLA. Similarly, Employee expressly acknowledges that the Company has paid Employee in full for all wages due, and no outstanding claims or charges are pending under the FLSA or other laws. The parties intend to release all claims which can legally be released, but no more than that. By entering into this Agreement, it is Employee’s intent to waive and release all claims and potential claims against the Releasees, save and except a claim against the Company for unemployment benefits. In the unlikely event that a claim or potential claim (save and except a claim for unemployment benefits) has been omitted from this Release, Employee hereby assigns and conveys said claim(s) and potential claim(s) to the Company in exchange for the Company’s obligations herein. Except as otherwise provided in this Separation Agreement, Employee will not initiate any action against the Company or any of the Releasees to assert any such claims. If any claims are asserted by Employee or on his behalf by any third party, Employee hereby waives his right to damages of any kind in connection with the assertion of such claim or claims. Employee further will indemnify and hold the Company and the other Releasees harmless from and against any and all losses, costs, judgments, damages, or expenses, including attorneys’ fees and expert fees, incurred by it or them in defense, should Employee or any third party on behalf of Employee assert any claim or cause of action that has been discharged and released by virtue of the release and discharge set forth above. Notwithstanding the foregoing, the release and discharge set forth in this Paragraph 3 is not intended to and does not apply to any claims for breach of this Agreement. 4. Administrative Claims. Nothing in this Agreement shall be interpreted or applied in a manner that affects or limits Employee’s otherwise lawful ability to bring an administrative charge with, to participate in an investigation conducted by, or to participate in a proceeding involving the U.S. Equal Employment Opportunity Commission, National Labor Relations Board, or other comparable state or local administrative agency. However, Employee specifically agrees that the consideration provided to him in this Agreement represents full and complete satisfaction of any monetary relief or award that could be sought or awarded to him in any administrative action (including any proceedings before the U.S. Equal Employment Opportunity Commission or other comparable state or local agency) arising from events related to his employment with Company or the termination thereof. Additionally, nothing in this Agreement shall be interpreted or applied in a manner that affects or limits Employee’s ability to challenge this Agreement’s compliance with notice and time-period requirements of the ADEA. 5. Medicare/Medicaid Treatment. Employee affirms, covenants, and warrants that Employee has made no claim for illness or injury against, nor is Employee aware of any facts supporting any claim against, the Releasees under which the Releasees could be liable for medical expenses incurred by Employee before or after the execution of this Separation DocuSign Envelope ID: 9FF7FF93-AEA5-487B-B45E-BF41D87B436C

5 Agreement. Furthermore, Employee is aware of no medical expenses that Medicare has paid and for which the Releasees are or could be liable now or in the future. Employee agrees and affirms that, to the best of Employee’s knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist. 6. Other Complaints, Charges, etc. Employee represents that he has not filed any complaints, claims, actions, or charges against Company or Releasees with any state, federal, or local agency or court; that he knows of no facts which may lead to any complaints, claims, actions, or charges against Company or Releasees in or through any state, federal, or local agency or court; and that he has not made Company aware of any facts which may lead to any complaints, claims, actions, or charges against Company or Releasees in or through any state, federal, or local agency or court. 7. Cooperation. Employee agrees that he will make himself available for consultation and assistance in investigating and resolving any issues arising out of Employee’s employment with or employment termination from Company. To the extent that any legal matters arise that are in any way related to Employee’s employment with Company and require Employee’s involvement in order to be appropriately resolved, Employee agrees to cooperate fully with Company, upon Company’s request, in the resolution of such matter. Should it become necessary for Employee to provide consultation or assistance in person, Company will pay any reasonable costs associated with requiring him to travel to Company or elsewhere for such consultation or assistance. 8. Nondisclosure. Employee will not disclose or cause to be disclosed in any way any information or documents relating to the operations of the Company or any of its affiliates, including, without limitation, any trade secrets, proprietary or confidential information as set forth more fully in the Restrictive Covenant, the terms of this Separation Agreement, the facts and circumstances giving rise to this Separation Agreement, or the fact that this Separation Agreement exists, except for the purpose of enforcing this Separation Agreement or as may otherwise be required by law; except that Employee shall not be prevented from discussing the terms of this Separation Agreement with members of his immediate family, his accountant or financial advisor, and attorneys he may consult for legal advice. Notwithstanding the above, nothing in this Separation Agreement is intended to prohibit good faith reporting of possible violations of applicable law or regulation to any government agency or entity, or in making disclosures where such disclosures are protected under applicable law or regulation. 9. Non-admission of Liability. Employee acknowledges and agrees that the Company’s offer of this Separation Agreement and the payments outlined in Paragraph 2 are in no way an admission by the Company that it (or any of its Releasees) has any obligation or liability to Employee. 10. Right To Consider Agreement/ADEA/OWBPA. Employee acknowledges and agrees that: (a) I have carefully read the Separation Agreement; (b) I understand and voluntarily, of my own free will, agree to all of the terms set forth in the Separation Agreement, and knowingly and voluntarily intend to be legally bound by the same; DocuSign Envelope ID: 9FF7FF93-AEA5-487B-B45E-BF41D87B436C

6 (c) I have been advised in this writing that I may consult with a legal counsel of my choice regarding this Separation Agreement and its effects, and have had the opportunity to so consult; (d) I have a full twenty-one (21) days within which to consider this Separation Agreement before executing it and understand that any changes to this Separation Agreement, whether material or immaterial, do not restart the running of the twenty-one (21) day period; (e) If I sign this Separation Agreement prior to the expiration of the twenty-one (21) day period, I do so voluntarily and thereby waive the remainder of the twenty-one (21) day period; (f) I understand that by signing this Separation Agreement, I am giving up certain rights, including, but not limited to, any and all claims under the Age Discrimination in Employment Act of 1967; (g) I have not been forced or pressured in any way to sign this Agreement; (h) I knowingly and voluntarily release Releasees from any and all claims I may have, known or unknown, in exchange for the monetary and other benefits I will obtain by signing this Separation Agreement, and I acknowledge that these benefits are in addition to any benefits that I would have otherwise received if I did not sign this Separation Agreement; (i) I understand that I may revoke this Release at any time within seven (7) days following the date I signed it (“Revocation Period”) by providing written notification to Maria Martinez, Chief Human Resources Officer, 13631 Progress Boulevard, Suite 400, Alachua, FL 32615 and that the Release shall not become effective or enforceable until the Revocation Period has expired I understand and agree that the Company will not be required to provide the consideration set forth in this Separation Agreement unless this Separation Agreement; (j) I understand that any rights or claims that may arise after the date this Separation Agreement is executed are not waived. The effective date of this Separation Agreement (the “Effective Date”) will be the eighth day after Employee signs it, provided he has not revoked his acceptance and further provided that it has not been revoked by the Company prior to him signing it. The Company will not be obligated to make any payment or take any action as required by this Separation Agreement until it becomes fully effective. Should Employee revoke his acceptance, this Separation Agreement will not be effective or enforceable in any respect and Employee will not receive the benefits provided for in Paragraph 2 above. Should Employee not accept the terms of this Separation Agreement by signing and returning this Separation Agreement to the Company by the 22nd day after the presentation date, the offers of the Company set forth in this Separation Agreement will be revoked. DocuSign Envelope ID: 9FF7FF93-AEA5-487B-B45E-BF41D87B436C

7 11. Non-disparagement. Employee shall not at any time make any voluntary statement of any kind or make any untrue statement while under any compulsory legal process, that is calculated to, or that foreseeably will, damage the business or reputation of the Company, any of its affiliates, or any of their respective directors, officers or employees. Notwithstanding the above, nothing in this Separation Agreement is intended to prohibit good faith reporting of possible violations of applicable law or regulation to any government agency or entity, or in making disclosures where such disclosures are protected under applicable law or regulation. 12. Entire Agreement. This Separation Agreement and exhibits hereto contain all of the terms and conditions agreed upon by the parties with respect to the termination of Employee’s employment and supersedes any prior agreements or understandings between them concerning the subject matter of this Separation Agreement, including, without limitation, any severance pay or salary continuation plan. However, nothing in this Separation Agreement in any way impacts or supersedes the obligations set forth in Restrictive Covenant Agreement (Exhibit A to the Employment Agreement attached hereto as Exhibit B) which shall remain in full force and effect. Any modifications to this Separation Agreement must be in writing and signed by both parties. 13. Counterparts. This Separation Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument. 14. Assignment and Successorship. This Separation Agreement, and the rights and obligations of the Company hereunder, may be assigned by the Company and shall inure to the benefit of and shall be enforceable by any such assignee, as well as any of the Company’s successors in interest or nominees. This Separation Agreement, and the rights and obligations Employee has hereunder, may not be assigned by Employee. The release in this Separation Agreement is binding on Employee’s heirs, executors, administrators, successors, and assigns. 15. Governing Law. This Separation Agreement and exhibits hereto and all transactions contemplated by this Separation Agreement shall be governed by and enforced in accordance with the internal laws of the state of Florida, without regard to principles of conflicts of laws. 16. Jurisdiction and Venue. The Parties acknowledge that a substantial portion of negotiations anticipated performance and execution of this Separation Agreement and the attached Exhibits occurred or shall occur in Alachua County, Florida, and the Parties irrevocably and unconditionally (a) agree that any suit, action or legal proceeding arising out of or relating to this Separation Agreement or that Exhibits hereto, shall be brought in the courts of record of the state of Florida in Alachua County or the US District Court for the Northern District of Florida, Gainesville Division; (b) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (c) waive any objection which they may have to the venue of any such suit, action or proceeding in any of such courts. 17. Severability. The provisions of this Separation Agreement are severable and independent, and if any word, phrase, clause or sentence of it is found to be illegal or unenforceable for any reason, the balance of the Separation Agreement will remain in full force and effect. DocuSign Envelope ID: 9FF7FF93-AEA5-487B-B45E-BF41D87B436C

8 IN WITNESS WHEREOF, the undersigned have executed this Separation Agreement as of the dates set forth below. AXOGEN Date: ___________________ By_________________________________ Name: Title: Date: ___________________ ____________________________________ Employee Signature DocuSign Envelope ID: 9FF7FF93-AEA5-487B-B45E-BF41D87B436C 7/28/2022 7/28/2022 Chief Human Resources Officer Maria Martinez

9 EXHIBIT A CERTIFICATE OF RETURN OF PROPERTY AND CONFIDENTIAL INFORMATION The undersigned certifies, pursuant to the Separation Agreement with Axogen Corporation (“AXOGEN”) dated July 19, 2022, that he has returned to AXOGEN all property and Confidential Information (as defined in the Separation Agreement) belonging to AXOGEN or any of its affiliates and has not retained any copies thereof in any form. EMPLOYEE: Signature Printed Name Dated: DocuSign Envelope ID: 9FF7FF93-AEA5-487B-B45E-BF41D87B436C Eric Sandberg 7/28/2022

10 Exhibit B Confidentiality, Intellectual Property, Non-Competition And Non-Solicitation Agreement DocuSign Envelope ID: 9FF7FF93-AEA5-487B-B45E-BF41D87B436C

DocuSign Envelope ID: BD1604AE-1897-40ED-B256-E3C3D5B0C8BD9FF7FF93-AEA5 87B- 4 E BF41 87B436C

DocuSign Envelope ID: BD1604AE-1897-40ED-B256-E3C3D5B0C8BD9FF7FF93-AEA5 87B- 4 E BF41 87B436C

DocuSign Envelope ID: BD1604AE-1897-40ED-B256-E3C3D5B0C8BD9FF7FF93-AEA5 87B- 4 E BF41 87B436C

DocuSign Envelope ID: BD1604AE-1897-40ED-B256-E3C3D5B0C8BD9FF7FF93-AEA5 87B- 4 E BF41 87B436C

DocuSign Envelope ID: BD1604AE-1897-40ED-B256-E3C3D5B0C8BD9FF7FF93-AEA5 87B- 4 E BF41 87B436C

DocuSign Envelope ID: BD1604AE-1897-40ED-B256-E3C3D5B0C8BD9FF7FF93-AEA5 87B- 4 E BF41 87B436C

DocuSign Envelope ID: BD1604AE-1897-40ED-B256-E3C3D5B0C8BD9FF7FF93-AEA5 87B- 4 E BF41 87B436C

DocuSign Envelope ID: BD1604AE-1897-40ED-B256-E3C3D5B0C8BD9FF7FF93-AEA5 87B- 4 E BF41 87B436C

DocuSign Envelope ID: BD1604AE-1897-40ED-B256-E3C3D5B0C8BD9FF7FF93-AEA5 87B- 4 E BF41 87B436C

DocuSign Envelope ID: BD1604AE-1897-40ED-B256-E3C3D5B0C8BD9FF7FF93-AEA5 87B- 4 E BF41 87B436C

DocuSign Envelope ID: BD1604AE-1897-40ED-B256-E3C3D5B0C8BD9FF7FF93-AEA5 87B- 4 E BF41 87B436C

DocuSign

Certificate Of Completion

Envelope Id: 9FF7FF93AEA5487BB45EBF41D87B436C		Status: Completed
Subject: Axogen Separation Agreement		
Source Envelope:		
Document Pages: 21	Signatures: 3	Envelope Originator:
Certificate Pages: 5	Initials: 0	Kellie Brady
AutoNav: Enabled		13631 Progress Blvd Suite 400
EnvelopeId Stamping: Enabled		Alachua, FL 32615
Time Zone: (UTC-05:00) Eastern Time (US & Canada)		kbrady@axogeninc.com
		IP Address: 73.27.89.234

Record Tracking

Status: Original 7/27/2022 3:34:17 PM	Holder: Kellie Brady kbrady@axogeninc.com	Location: DocuSign

Signer Events	Signature	Timestamp
Eric Sandberg ericsandberg423@gmail.com Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Accepted: 7/27/2022 3:52:30 PM ID: fb73e247-4dd4-4d18-8fc8-5cfd194a63fd	DocuSigned by: Eric Sandberg 6215FE5908D046E... Signature Adoption: Pre-selected Style Using IP Address: 69.245.218.162	Sent: 7/27/2022 3:51:23 PM Viewed: 7/27/2022 3:52:30 PM Signed: 7/28/2022 10:47:08 AM
Maria Martinez mmartinez@axogeninc.com Chief Human Resources Officer Axogen, Inc. Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Not Offered via DocuSign	DocuSigned by: Maria Martinez 5C97690E5D404F4... Signature Adoption: Pre-selected Style Using IP Address: 4.7.60.178 Signed using mobile	Sent: 7/28/2022 10:47:10 AM Viewed: 7/28/2022 3:50:55 PM Signed: 7/28/2022 3:51:20 PM

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp
Althea Griffiths agriffiths@axogeninc.com Receptionist Axogen Corporation Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Accepted: 9/30/2020 9:15:57 AM ID: 33cd20f0-e356-4ace-9961-5bc7a51d1a61	COPIED	Sent: 7/28/2022 3:51:22 PM Viewed: 7/28/2022 4:07:14 PM

Carbon Copy Events	Status	Timestamp
Patti Havens phavens@axogeninc.com Director, Org Effectiveness and Talent Development Axogen, Inc. Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Not Offered via DocuSign	COPIED	Sent: 7/28/2022 3:51:23 PM

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	7/27/2022 3:51:23 PM
Certified Delivered	Security Checked	7/28/2022 3:50:55 PM
Signing Complete	Security Checked	7/28/2022 3:51:20 PM
Completed	Security Checked	7/28/2022 3:51:23 PM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE From time to time, Axogen, Inc (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement by selecting the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system. Getting paper copies At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after the signing session and, if you elect to create a DocuSign account, you may access the documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below. Withdrawing your consent If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below. Consequences of changing your mind If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us. All notices and disclosures will be sent to you electronically Electronic Record and Signature Disclosure created on: 4/15/2020 2:42:50 PM Parties agreed to: Eric Sandberg, Althea Griffiths

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us. How to contact Axogen, Inc: You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows: To contact us by email send messages to: kbrady@axogeninc.com To advise Axogen, Inc of your new email address To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must send an email message to us at kbrady@axogeninc.com and in the body of such request you must state: your previous email address, your new email address. We do not require any other information from you to change your email address. If you created a DocuSign account, you may update it with your new email address through your account preferences. To request paper copies from Axogen, Inc To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an email to kbrady@axogeninc.com and in the body of such request you must state your email address, full name, mailing address, and telephone number. We will bill you for any fees at that time, if any. To withdraw your consent with Axogen, Inc To inform us that you no longer wish to receive future notices and disclosures in electronic format you may:

i. decline to sign a document from within your signing session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may; ii. send us an email to kbrady@axogeninc.com and in the body of such request you must state your email, full name, mailing address, and telephone number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.. Required hardware and software The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guide- signing-system-requirements. Acknowledging your access and consent to receive and sign documents electronically To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system. By selecting the check-box next to ‘I agree to use electronic records and signatures’, you confirm that:  You can access and read this Electronic Record and Signature Disclosure; and  You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and  Until or unless you notify Axogen, Inc as described above, you consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you by Axogen, Inc during the course of your relationship with Axogen, Inc.